UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2011  (May 5, 2011)

Baldwin Technology Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9334	13-3258160
(IRS Employer Identification No.)	(Commission File Number)

Two Trap Falls Road, Suite 402, Shelton, CT	06484
(Address of Principal Executive Offices)	(Zip Code)

203-402-1000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 5, 2011, the Board of Directors of Baldwin Technology Company, Inc. (“Baldwin” or the “Company”), upon the recommendations of management and the Audit Committee of the Board of Directors, concluded that its previously issued financial statements for the fiscal year ended June 30, 2010 and for the interim periods ended September 30, 2010 and December 31, 2010 contained in the Company’s (i) Annual Report on Form 10-K for the year ended June 30, 2010, and (ii) Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 2010, respectively, should no longer be relied upon and that the Company should restate its financial results for those periods.  Restatement of these financial statements is necessary to reverse the recognition of certain sale transactions in the fourth quarter of fiscal 2010 at the Company’s Japanese operations and recognize these transactions in the first and second quarters of fiscal 2011 when the sales actually occurred.  The incorrect recognition of revenue was caused by irregularities at the Company’s Japanese operations.

As illustrated in the table below, the correction of the above mentioned errors (in thousands) resulted in (i) reduction of net sales and operating income for the three months and year ended June 30, 2010 by $4,037 and $1,984, respectively, (ii) increase in net sales and decrease in operating loss in the three months ended September 30, 2010 by $3,382 and $1,674, respectively, (iii) increase of net sales and decrease of operating  loss for the three months ended December 31, 2010 by $655 and $310, respectively, and (iv) increase in net sales and decrease of operating  loss for the six months ended December 31, 2010 by $4,037 and $1,984, respectively.

	Fiscal Year 2010	Fiscal Year 2011
	(in thousands)	(in thousands)
	For the Year Ended	Three Months Ended	Three Months Ended	Six Months Ended
	June 30, 2010	September 30, 2010	December 31, 2010	December 31, 2010
Net Sales
As previously reported	151,818	38,451	42,203	80,654
Correction for improper cutoff	(4,037)	3,382	655	4,037
Restated	147,781	41,833	42,858	84,691
Cost of Sales
As previously reported	106,682	27,638	29,764	57,402
Correction for improper cutoff	(2,053)	1,708	345	2,053
Restated	104,629	29,346	30,109	59,455
Operating income (loss)
As previously reported	7,514	(2,585)	(518)	(3,103)
Correction for improper cutoff	(1,984)	1,674	310	1,984
Restated	5,530	(911)	(208)	(1,119)

Net Income (loss)
As previously reported	5,028	(1,112)	(618)	(1,730)
Correction for improper cutoff	(1,151)	38	858	896
Restated	3,877	(1,074)	240	(834)

Earnings per share
As previously reported	$0.32	(0.07)	(0.04)	(0.11)
Correction for improper cutoff	(0.07)	0	0.06	0.06
Restated	$0.25	(0.07)	0.02	(0.05)

There was no change to previously reported total cash flows from operations, investing or financing activities.

The Company has determined that the above-mentioned restatements of its financial statements resulted from material weaknesses in the control environment for its internal control over financial reporting in its operations in Japan.  The Company has taken steps to remediate the material weaknesses in place at June 30, 2010 which include Japan and global organization and management changes.  Additionally, management has implemented on a Company-wide basis additional procedures and enhanced certain existing procedures that it expects will have an immediate effect on improving the Company’s internal control environment and its internal controls over financial reporting, including additional procedures for reviewing and monitoring its controls and procedures related to revenue recognition.

The Board of Directors and the Audit Committee have discussed these matters with Grant Thornton LLP, the Company’s independent registered public accounting firm.

The Company is in the process of preparing revised financial statements for the above-referenced periods, which will be included in an amended Annual Report on Form 10-K/A for fiscal year 2010 and amended Quarterly Reports on Form 10-Q/A for each of the quarters ended September 30, 2010 and December 31, 2010.  The Form 10-K/A will reflect the adjustments noted above, and in addition, will reflect in the supplemental selected quarterly financial data to the Financial Statements for fiscal year 2010, corrections of the inappropriate treatment of certain expenses incurred at the Japanese operations in certain quarters of the fiscal year ended June 30, 2009.  These irregularities had no impact on the fiscal year 2009 since they involved the deferral of the expenses in the earlier quarters of 2009 followed by the recognition of such expenses in the fourth quarter of 2009.  The Company intends to file the amended reports as promptly as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC.
(Registrant)

By:	/s/ Ivan R. Habibe
Ivan R. Habibe
Vice President, Chief Financial
Officer and Treasurer

Dated: May 10, 2011